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                                                                   Exhibit 10q
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                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, made this 24th day of January, 1994, by and between Bell Atlantic Corporation ("BAC") and William O. Albertini (the "Executive").


     WHEREAS, competitive initiatives are vital to the success of the business of BAC and to each business entity, whether a corporation, partnership or other type of entity, in which, from time to time, BAC owns directly or indirectly a majority economic or voting interest (BAC and such majority-owned entities are collectively referred to herein as "Bell Atlantic Companies"); and

     WHEREAS, the Human Resources Committee (the "HRC") of the Board of Directors of BAC determined on November 22, 1993, that it is appropriate for BAC and other Bell Atlantic Companies to enter into agreements with certain officers for the following purposes: (1) to assist in retaining the services of said officers throughout a crucial period during which Bell Atlantic expects to conclude a major corporate merger and otherwise accelerate the transformation of its business; (2) to obtain protection for BAC and other affected Bell Atlantic Companies in the form of non-compete and proprietary information covenants from said officers;and (3) in consideration for said covenants, to provide for severance benefits that any such officer may become eligible to receive under certain circumstances; and

     NOW, THEREFORE, for good and valuable consideration, including compensation and benefits recited below, the Executive and BAC hereby agree as follows:

     1.  Term of this Agreement:
         ----------------------

     This Agreement shall be effective on and after the date first stated above and shall expire either on the second anniversary of the date of the first closing of the transactions contemplated by a letter of intent dated October 12, 1993, among BAC, Tele-Communications, Inc. and Liberty Media, Inc., or on December 31, 1995, in the absence of any such closing prior to that date; provided, however, that in the event that the Executive's employment terminates on or before said expiration date, this Agreement shall continue in force so long as rights and obligations of the respective parties hereunder remain in force by their terms.

     2.  Certain Involuntary Terminations of Employment.
         ----------------------------------------------

     (a)  Consequences of Certain Involuntary Terminations.  In the event that
          ------------------------------------------------
the Bell Atlantic Company that then employs the Executive involuntarily terminates the Executive's employment for a reason other than "misconduct" (as defined in Section

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7), then BAC shall provide a cash separation benefit to the Executive in an amount equal (before applicable withholding taxes) to three times the sum of:
(A) the Executive's annual rate of base recurring salary at the time of termination of employment; and (B) the greater of (i) the value of the Executive's most recent award of cash and deferred stock under the Senior Management Short Term Incentive Plan (the "STIP"), or (ii) the value of the most recent award of cash and deferred stock under the STIP for the Executive's salary grade without taking into account any individual performance adjustments to the award. This cash separation benefit shall be payable in one installment, which shall be payable not later than 60 days after the termination of employment date, subject to the Executive's continuing compliance with the terms of this Agreement.

     (b) For purposes of Section 2(a), a termination of employment will be treated as involuntary, even if the termination is characterized for other purposes as voluntary, if, either:

     (i) BAC acknowledges in a writing delivered to the Executive that the termination is considered to be involuntary for purposes of this Section; or

     (ii) the termination of employment is under duress. An otherwise voluntary termination of employment will be considered involuntary, and "under duress", for purposes of this Section 2 of this Agreement, if, in the absence of misconduct on the part of the Executive, and without the Executive's express written consent, any of the following events has occurred within 12 months prior to the Executive's termination of employment: (A) the Executive's status as a "Senior Manager" has been revoked; (B) the Executive's base recurring salary has been reduced by more than 10%; (C) the Executive has suffered a negative individual performance adjustment which causes the Executive's short term award under the STIP for a particular year to be reduced by 25% or more; or
          (D) the Executive's responsibilities have been substantially reduced in type or scope, other than in a general reorganization of the management functions of one or more Bell Atlantic Companies, with the result that the Executive has materially less status and authority.

     3.   Certain Voluntary Terminations of Employment.
          --------------------------------------------

     (a)  Consequences of Certain Voluntary Terminations.  In the event that the
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Executive voluntarily resigns or voluntarily retires, other than under circumstances that are treated as involuntary for purposes of Section 2 hereof, then the Chairman shall elect either:

     (i) to pay the cash separation benefit described in Section 2(a), and, in that event, the payment by the Bell Atlantic Company of the amount stated in Section 2(a) shall be the Executive's exclusive remedy for any cause of action asserted by, or any damages alleged to be suffered by, the

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          Executive in connection with his employment with, or termination of employment from, any Bell Atlantic Company;

     (ii) to waive the obligation of the Executive to comply with the covenants of Section 4 (but not Section 5) of this Agreement from and after the date of termination; provided, however, that the parties acknowledge that, in the event of any such waiver, the benefit-forfeiture provisions of the Bell Atlantic Senior Management Retirement Income Plan (the "RIP") and the Bell Atlantic Performance Share Plan (the "PSP") shall nevertheless remain applicable to the Executive, in accordance with the terms of those plans, as they may be amended from time to time.

     (b)  Misconduct.  The Executive shall have no rights under this Section 3
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if BAC determines that there was misconduct by the Executive at or about the time of the Executive's voluntary resignation or retirement.

     4.   Prohibition Against Competitive Activities:
          ------------------------------------------

     (a)  Prohibited Conduct by the Executive:  During the period of the
          -----------------------------------
Executive's employment with any Bell Atlantic Company, and for a period of two years following the Executive's retirement or termination of employment for any other reason from any and all Bell Atlantic Companies, the Executive, without the prior written consent of the Chief Executive Officer of BAC, shall not:

     (i) personally engage in "Competitive Activities" (as defined in paragraph 4(b)) within any geographic area in which any Bell Atlantic Company is then engaged (or, at the time of the Executive's termination of employment, had a board-approved business plan under which it planned to engage) in Competitive Activities;

     (ii) work for, own, manage, operate, control or participate in the ownership, management, operation or control of, or provide consulting or advisory services to, any individual, partnership, firm, corporation or institution engaged in Competitive Activities within any geographic area described in Section 4(a)(i); provided, however, that the Executive's purchase or holding, for investment purposes, of securities of a publicly-traded company shall not constitute "ownership" or "participation in ownership" for purposes of this paragraph so long as the Executive's equity interest in any such company is less than a controlling interest;

     (iii) interfere with the relationship of any Bell Atlantic Company with any of its employees, agents, representatives, suppliers or vendors under contract, or joint venturers, where any such person or entity cooperates with or supports a Bell Atlantic Company in its performance of any Competitive Activities; or

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     (iv) directly or indirectly attempt to divert from any Bell Atlantic
          Company any business in connection with Competitive Activities.

     (b)  Competitive Activities:  For purposes of Section 4(a) hereof,
          ----------------------
"Competitive Activities" means business activities relating to products or services of the same or similar type as those for which the Executive had responsibility to plan, develop, manage or oversee within the last 24 months of the Executive's employment with any Bell Atlantic Company.

     (c)    Notice.  BAC shall send the Executive written notice in the event
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that BAC believes that the Executive has violated any of the prohibitions of this Section 4; provided, however, that any failure by BAC to give notice under this provision or to enforce its rights under this Agreement in any one or more instances shall not be a bar to BAC giving notice and taking action to enforce its rights under this Agreement at any later time.

     (d)  Forfeiture of Benefits.  The Executive acknowledges that the
          ----------------------
Executive's violation of any of the prohibitions of this Section 4 or the rules against wrongful competitive activity by the Executive as defined under the RIP and the PSP, as the terms of those plans may be amended from time to time, may result in the Executive's forfeiture of any and all rights to benefits or awards under the RIP and the PSP.

     5.   Prohibition Against Disclosure of Proprietary Information:
          ---------------------------------------------------------

     (a)  Prohibited Conduct by the Executive:  The Executive acknowledges that,
          -----------------------------------
as one of the most senior officers of the Bell Atlantic Companies, the Executive has continuing access to confidential and proprietary information of Bell Atlantic Companies. The Executive shall, therefore, at all times during the period of active employment with any Bell Atlantic Company, and for a period of three years thereafter, preserve the confidentiality of all proprietary information of any Bell Atlantic Company. The three-year limitation under this paragraph shall not in any way limit any Bell Atlantic Company's common law and statutory rights to protect its trade secrets or intellectual property rights at any time, to the full extent of the law. "Proprietary information" includes, but is not limited to, information in the possession or control of a Bell Atlantic Company that has not been fully disclosed in a writing which has been generally circulated to the public at large, and which gives the Bell Atlantic Company an opportunity to obtain or maintain advantages over its current and potential competitors, such as:

     -    strategic or tactical business plans, and undisclosed financial data;
     - ideas, processes, methods, techniques, systems, patented or copyrighted information, models, devices, programs, computer software or related information;
     - documents relating to regulatory matters and correspondence with governmental entities;
     -    pricing and cost data;
     -    reports and analyses of business prospects;

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     -    business transactions which are contemplated or planned;
     -    research data;
     -    personnel information and data;
     - identities of users and purchasers of any Bell Atlantic Company's products or services; and
     - other confidential matters pertaining to or known by one or more Bell Atlantic Companies, including confidential information of a third party which a Bell Atlantic Company is bound to protect.

     (b)  Obligation to Return Company Property:  If and when the Executive
          -------------------------------------
retires or terminates employment for any other reason with all Bell Atlantic Companies, the Executive shall, prior to the last day of active employment and without charge to any Bell Atlantic Company, return to the employing Bell Atlantic Company (or the rightful Bell Atlantic Company) all company property, including, without limitation, originals and copies of records, papers, programs, computer software, documents and other materials which contain Proprietary Information, as defined in Section 5(a). The Executive shall thereafter cooperate with each applicable Bell Atlantic Company in executing and delivering documents requested by the company that are necessary to assist the Bell Atlantic Company in patenting or registering any programs, ideas, inventions, discoveries, copyright material or trademarks, and to vest title thereto in the Bell Atlantic Company.

     (c)  Forfeiture of Benefits.  The Executive acknowledges that the
          ----------------------
Executive's violation of the prohibitions of this Section 5, or other "misconduct" by the Executive (as that term is interpreted by the HRC under the RIP and PSP plans, as those plans may be amended from time to time), may result in the Executive's forfeiture of any and all rights to benefits or awards under the RIP and the PSP.

     6.   Remedies in Addition to Forfeiture of Benefits.  The Executive
          ----------------------------------------------
recognizes that irreparable injury will result to one or more Bell Atlantic Companies, and to the business and property of any of them, in the event of a breach by the Executive of any of the provisions of Section 5 or 6 of this Agreement, and that the Executive's continued employment is predicated on the commitments made by the Executive in those Sections. In the event of any breach of any of the Executive's commitments under Section 5 or 6, any Bell Atlantic Company that is damaged by such breach shall be entitled, in addition to declaring a forfeiture of benefits as described herein, and in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by the Executive or by any person or persons acting for or with the Executive in any capacity whatsoever.

     7.   Misconduct.  For purposes of this Agreement, the term "misconduct"
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shall mean a violation of law (other than a traffic violation or other minor civil offense), or behavior that BAC concludes amounts to a material breach of any company policy or provision of the Employee Code of Business Conduct, and including, by way of example: dishonesty; working outside the Bell Atlantic Companies in competition with any Bell Atlantic Company; other conduct that poses a material conflict of interest; revealing confidential or proprietary information of any

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Bell Atlantic Company; or a substantial and deliberate abuse of the voucher or expense reimbursement processes of any Bell Atlantic Company.

     8.   Miscellaneous Provisions.
          ------------------------

     (a)  Legal Release:  Notwithstanding any other provision of this Agreement,
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no cash separation benefit under Section 2 or 3 hereof shall be payable unless and until the Executive signs a legal release in a form satisfactory to BAC; provided, however, that nothing in this Agreement is intended to cause the Executive to waive his right to submit claims for employee benefits in accordance with the terms of any employee benefit plans in which the Executive remains a participant.

     (b)  Assignment by the Company:  BAC may assign this Agreement without the
          -------------------------
Executive's consent to any company that acquires all or substantially all of the assets of BAC, or into which or with which BAC is merged or consolidated. If and when the Executive transfers to a Bell Atlantic Company other than the current employing Bell Atlantic Company, this Agreement shall be deemed to be automatically assigned to that company; provided, however, that, in the event of any such transfer, BAC shall continue to be a party to this Agreement. This Agreement may not be assigned by the Executive.

     (c)  Waiver:  The waiver by any Bell Atlantic Company of a breach by the
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Executive of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by the Executive.

     (d)  Severability:  If any clause, phrase or provision of this Agreement,
          ------------
or the application thereof to any person or circumstance, shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, phrase or provision hereof to other persons or circumstances. Furthermore, in the event that a court of law or equity determines that the geographic scope of the covenants under Section 4, or the duration of any of the restrictions under this Agreement, are not enforceable, this Agreement shall hereby be deemed to be amended to the extent necessary, but only to the extent necessary, to permit the enforcement of the terms of this Agreement.

     (e)  Governing Law:  This Agreement shall be construed and enforced in
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accordance with the laws of the Commonwealth of Pennsylvania.

     (f)  Entire Agreement:  Except for the terms and conditions of the
          ----------------
compensation and benefit plans applicable to the Executive (as such plans may be amended by the applicable Bell Atlantic Company from time to time), this Agreement sets forth the entire understanding of BAC and the Executive and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written agreement of the Executive, BAC and the Bell Atlantic Company which then employs the Executive.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                         BELL ATLANTIC CORPORATION



                         By:
                            --------------------------------
                             Raymond W. Smith
                             Chairman of the Board and
                             Chief Executive Officer



                         THE EXECUTIVE


                          ------------------------------------
                              William O. Albertini


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